FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  May 22, 2008
(Date of Earliest Event Reported)

Pricester.com, Inc.
(Exact name of registrant as specified in its charter)

      Nevada                        333-118993                41-2137356
(State or other jurisdiction  (Commission File Number)       (IRS Employer
 of incorporation)                                         Identification No.)

5555 Hollywood Blvd.
Suite 303
Hollywood, FL 33021

(Address of principal executive offices (zip code)

(954) 272-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14-2(b))

___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As part of the transaction to purchase common shares of GENESIS Electronics, Inc., Pricester agreed to issue 500,000 Common Stock Purchase Warrants to Robert Unnold, an officer and director of GENESIS Electronics, Inc. Each Common Stock Purchase Warrant entitles the holder to purchase one common share of Pricester at the purchase price of $0.035 per common share at any time on or after May 1, 2008 and terminating at 5:00 pm Florida time on May 1, 2010.

Item 5.03 Amendments to Articles of Incorporation

On May 29, 2008, Pricester amended its Articles of Incorporation to increase its authorized common stock, par value $0.001 to 300,000,000 common shares.

Item 8.03 Other Events

On May 22, 2008, Pricester completed an agreement and plan of share exchange with Genesis Electronics, Inc., Robert M. Unnold and Philip Thomas, collectively, the "Genesis Stockholders". Pursuant to the agreement, Pricester shall approximately 65 percent of the issued and outstanding Genesis common stock. Pricester shall issue and deliver ..1294739 common shares of Pricester for each share of Genesis stock, but in no event more than a total of 2,000,000 common shares (an amount equal to 4.9 percent of Pricester's issued and outstanding common shares). Pricester shall allow Genesis stockholder's to deliver their shares to Pricester to be acquired until June 15, 2008.

On May 23, 2008, the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida entered an order granting approval of a settlement agreement in the matter of Corporate Debt Solutions I, Inc., plaintiff, v. Pricester.com, Inc., defendant, Case No. 2008 CA 7664 NC. Pursuant to the settlement agreement, Pricester shall issue and deliver to Corporate Debt, shares of Pricester common stock sufficient to satisfy the principal and interest due and owing ($1,049,717) through the issuance of freely trading securities. The parties have agreed that Corporate Debt shall have no ownership rights to the Settlement Shares not yet issued after the first requested issuance by Corporate Debt until it has affirmed to Pricester that it releases Pricester for the proportionate amount of claims represented by the prior issuance. Said requested amount is not to exceed 4.99% of the outstanding Pricester stock at any one time.

Item 9.01 Financial Statements and Exhibits

      Financial Statements
   Not applicable

      Exhibits
  Exhibit 3-1  Amendment to the Articles of Incorporation

  Exhibit 99-1  Agreement and Plan of Share Exchange by and among
Pricester.com, Inc., Genesis Electronics, Inc., Robert M. Unnold and Philip Thomas dated May 6, 2008.

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  Exhibit 99-2  Order Granting Approval of Settlement Agreement dated
May 23, 2008.

  Exhibit 99-3  Settlement Agreement and Release by and between
Corporate Debt Solutions I, Inc. and Pricester.com, Inc. dated May 22,
2008


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pricester.com, Inc.


By:      /s/Edward C. Dillon
         ------------------------
         Edward C. Dillon
         Chief Executive Officer


Dated:  May 30, 2008